WFMBS 01-18
                           30YR FIXED RATE COLLATERAL



Collateral Type:                        30yr Fixed Rate

Pass-Through Coupon:                    6.75%

Aggregate Principal Balance:            $400,000,000            +/-5%

Average Loan Balance:                   $425,000 Max

Approx. Gross WAC:                      7.45%                   +/-5bps

WAM:                                    357 +/-2

WA LTV:                                 73% Approx.

Single Family (including PUDS)          91% Approx.

Geographic:                             40% Cal. Approx.        (max 40)

Full Doc.:                              91% Approx.

Rating/Subordination                    AAA/ 3.5%               +/-50bps

Settlement:                             August 30, 2001

Whole Loan Desk:                        AAA - Dan Lonski        -449-5326
                                              Kerry Grogan




The information herein has been provided solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"). Neither Merrill Lynch, the Issuer of the securities nor any of its affiliates make any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The information contained herein will be superseded by the description of the collateral pool contained in the prospectus supplement relating to the securities.